UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2015

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Zayo Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36690	26-1398293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Zayo Group Holdings, Inc. (the “Company”) was held on November 2, 2015.  At the Annual Meeting, the stockholders (i) elected the three directors named in the proxy statement for a term expiring at the Company’s annual meeting in 2018, (ii) ratified KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016, (iii) approved an advisory resolution on executive compensation, and (iv) indicated their preference that future advisory votes on executive compensation be held annually.

The final results of voting on each of the matters submitted to vote are as follows:

(1)	Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Daniel Caruso	221,192,454	241,380	5,362,404
Don Gips	220,525,865	907,969	5,362,404
Nina Richardson	221,328,808	105,026	5,362,404

(2)Ratification of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
226,722,520	17,586	56,132	−

(3)Approval of an advisory resolution on executive compensation as set forth in the proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
217,097,677	1,841,790	2,494,367	5,362,404

(4)Advisory vote on the frequency of future advisory votes on executive compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
195,238,760	639,304	4,261,452	21,294,318	5,362,404

Based on the results of the advisory vote on the frequency of future advisory votes on executive compensation, and consistent with the recommendation of the Board of Directors, the Company has determined to hold the advisory vote on the compensation of the Company’s named executive officers annually until the next advisory vote on the frequency of future advisory votes on executive compensation.

There was no other business voted upon at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP HOLDINGS, INC.

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: November 5, 2015